                                        SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C.  20549

                                                     FORM 8-K

                                                  CURRENT REPORT
                                        Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934

                                 Date of Report (Date of earliest event reported):
                                                  March 29, 2004

                                               FIRST M&F CORPORATION
                                  ----------------------------------------------
                              (Exact name of registrant as specified in its charter)

          MISSISSIPPI                                No. 0-9424                         No. 64-0636653
--------------------------------------               ----------------                   --------------------
(State or other jurisdiction of                      (Commission                        (IRS employer
       incorporation)                                File Number)                       Identification No.)

         134 West Washington Street
         Kosciusko, Mississippi                                                39090
-----------------------------------------------------------            --------------------
(Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code:    (662) 289-5121

                                                   Not applicable
                                                   --------------
                            (Registrant's former address of principal executive offices)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Required FD Dislosure.

On March 29, 2004, First M&F Corp. announced by press release that it completed a one-year stock repurchase program on February 28, 2004. Additionally, the Company reported the earnings effect of a loan loss incurred by a 51% owned joint venture. A copy of this press release is attached hereto as Exhibit 99.1. A complete copy of the presentation can be found online at www.mfbank.com.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 29, 2004

                                                     FIRST M&F CORPORATION

                                                     By:    /s/ Robert C. Thompson, III
                                                           -------------------------------------------
                                                     Name:    Robert C. Thompson, III
                                                     Title:   Executive Vice President and
                                                              Chief Financial Officer

                        Exhibit 99.1 to First M&F Form 8-K

===================================================================================================================
First M&F Corp. Investor Information
===================================================================================================================
CONTACT:  Hugh S. Potts, Jr.
          Chief Executive Officer
          (662) 289-8501

March 29, 2004

FOR IMMEDIATE RELEASE

First M&F Corp. reports completion of stock repurchase; additional loan loss

KOSCIUSKO, Miss.- The Board of Directors of First M&F Corp., at its meeting March 12, 2003, replaced a stock repurchase program begun in August, 2002 with a 12-month program targeted to acquire up to 240,000 shares. The new program ended with 173,854 shares repurchased at an average price of $34.82 per share. The combined results of the 2002 and 2003 repurchase programs are 234,092 shares repurchased during the period of October, 2002 through February, 2004 at an average price of $33.29. From January, 2003 through February, 2004 the Company issued 182,167 shares related to stock option exercises for an average price of $26.92 per share. The Company had
4,562,859 shares of common stock outstanding at February 29, 2004.

The Company owns a 51% stake in an accounts receivable factoring business that has experienced a loan loss of approximately $2.0 million. The consolidated effect to the Company will be a pre-tax net expense of $500,000, with an estimated after-tax earnings decrease of $.07 per share. The Company's allowance for loan losses will also decrease by $500,000 due to the loan loss. It is too early to determine the extent to which the company will realize any recoveries resulting from collection efforts.

On Friday, March 26, M&F Bank held the grand opening of its new Flowood branch, located on Highway 25 at Airport
Road. The opening of this full-service branch expands the bank's number of Rankin County locations to four and its number of Jackson metropolitan locations to 10. This step is part of the Bank's expansion effort in the
Rankin and Madison County area as well as in DeSoto County. New branch locations are planned in Olive Branch and
Southaven, where the bank has already acquired property. The Bank currently has three locations in DeSoto County.

First M&F Corp. (NASDAQ:FMFC) is a $1.08 billion community bank holding company, Making Mississippi Better, with banking locations throughout Central and North Mississippi.

3